WANT & ENDER CPA. PC.
                          CERTIFIED PUBLIC ACCOUNTANTS

MARTIN ENDER  CPA
STANLEY Z. WANT  CPA, CFP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Dear Sirs:

As independent certified public accountants, we hereby consent to the incorporation in this Form S-8 of our report for the year May 5, 1998, incorporated into the Form 10-KSB of MARCI INTERNATIONAL IMPORTS, INC previously filed with the Securities and Exchange Commission (SEC File No. 0-15900).

/s/
Martin Ender, C.P.A.

Want & Ender C.P.A, P.C.
April 4, 1999